UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)

April 5, 2007

BENDA PHARMACEUTICAL, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

000-16397	Changjiang Tower, 23rd Floor No. 1 Minquan Road Wuhan, Hubei Province, PRC	41-2185030
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

+86 (27) 8537-5532
(Registrant's telephone
number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

  Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Item 1.01 Entry Into A Material Definitive Agreement

In order to finance the acquisition of a majority of the shares of Shenzhen SiBiono Gene Technology Co., Ltd. (“SiBiono”), on April 5, 2007 (the “Closing Date”), we entered into an Investment Agreement with certain accredited and institutional investors (“Investors”) who had also participated in the subscription for $12,000,000 of our common stock pursuant to certain Securities Purchase Agreements (“SPA”) dated November 15, 2006 (“November Financing”). Pursuant to the Investment Agreement, the Investors purchased a total of 252 Units for $7,560,000 with each Unit consisting of (1) a convertible promissory note (the “Note”) in the principal amount of Thirty Thousand Dollars ($30,000) which shall be convertible into 54,087 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and (ii) a warrant (a “Warrant”) to acquire 54,087 shares of Common Stock at an exercise price of $0.555 per share. The Notes shall bear an interest rate of four percent per annum until the Buyer elects to exercise the right to convert, and shall mature on March 28, 2009.

In March 2007 the Company and the Investors entered into a Modification Agreement amending the November Financing Documents to allow for certain issuances of the Company’s securities, including additional purchases of the Company’s equity securities pursuant to the Investment Agreement; shares issuances required under the Equity Transfer Agreements; and issuances of options pursuant to an approved Qualified Employment Stock Option Plan. All of the investors in the November Financing had the right to participate in the purchase of additional units under the Investment Agreement and all of such investors either participated in the Investment Agreement or have waived their right to participate in such. In addition, those investors that did not participate in the Investment Agreement also waived their right to object to the changes to the Warrants, Registration Rights Agreement and Make Good Agreement which were set forth in the Modification Agreement.

On or prior to forty five (45) days from the Closing Date of the Investment Agreement, we are required to deliver to the Buyers our financial statements for the years ending December 31, 2005 and December 31, 2006, audited by Kempisty & Company Certified Public Accountants, P.C., prepared in accordance with GAAP, during each year involved and fairly presenting in all material respects our financial position as of the dates thereof and the results of our operations and cash flows for each such year then ended. Such financial statements for the years ending December 31, 2005 and December 31, 2006 were filed with our Form 10KSB for the year ending December 31, 2006 filed with the Securities and Exchange Commission on May 4, 2007. In addition, on or prior to seventy five (75) days from the Closing Date, we are also required to deliver to the Buyers audited financial statements for SiBiono for the required time periods for the Form 8-K filing required by the Securities and Exchange Commission. Such financial statements are attached hereto as Exhibits 99.1 and 99.2.

The securities underlying the Notes and Warrants issued to the Buyers pursuant to the terms of the Investment Agreement shall be subject to the terms of the Make Good Agreement entered into in connection with the November Financing (the “Make Good Agreement”). We further represented to the Buyers that the targeted net income of the Company for fiscal year end 2007 (“FY07 Net Income”) will be greater than or equal to $10.0 million (adjusted for any non-cash charges associated with this Agreement and the SPA) (the "Performance Threshold"). In the event the Performance Threshold is not attained, then we shall promptly issue, or cause to be issued to the Buyers or their designee, a pro rata portion of One Million (1,000,000) shares of Common Stock for every one (1) cent by which the Company’s earnings per share, determined on a fully diluted basis (“Earnings Per Share”) is less than $0.065. In addition, we are also required to issue or cause to be issued to each Buyer or its designee Two Thousand (2,000) shares of Common Stock per Unit held for every percentage point in excess of 10% in which (A) the Old Audited Revenues exceeds the New Audited Revenues and (B) the Old Audited Cash Flow from Operations exceeds the New Cash Flow From Operations. The maximum amount of shares of Common Stock that can be issued to Buyer shall be capped based on a maximum excess of fifteen (15) percentage points.

Registration Rights

The issuance of the Units to the Buyers is intended to be exempt from registration under the Securities Act pursuant to Regulation D and Section 4(2) thereof and such other available exemptions. As such, the shares of common stock underlying the Note, the Warrants, and the common stock underlying the Warrants upon conversion thereof (collectively, the “Shares”) may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. The registration statement covering these securities will be filed with the SEC and with any required state securities commission subsequent to the filing of this Form 8-K.

We are required to register the Shares issuable in connection with the Investment Agreement with the Securities and Exchange Commission for resale by the Buyers.

We have agreed to register for resale: (i) the shares of common Stock underlying the Notes; and (ii) 150% of the shares of our common stock underlying the Warrants, on a registration statement to be filed with the SEC (“Registration Statement”). Such Registration Statement shall be declared effective by August 15, 2007 (the “Effectiveness Deadline”). If the Registration Statement is not filed by the Filing Deadline or does not become effective by the Effectiveness Deadline or if we fail to maintain the effectiveness of the Registration Statement, for any reason, we will be required to pay the Buyers in cash an amount equal to 1% of the purchase price of each Unit held by the Buyers on such Filing Deadline, Effectiveness Deadline or the first day of such failure to maintain the Registration Period, as applicable, and for every 30 day period (or part) thereafter, in each case until cured (“Registration Delay Payments”), provided that the Registration Delay Payments shall not exceed 10% of the purchase price of the Units. In the event that the Registration Delay Payments are not made in a timely manner, such Registration Delay Payments shall bear interest at a rate of 1.5% per month until paid in full. We shall pay the usual costs of such registration.

Except for the securities underlying the November Financing, no holder of any of our currently outstanding securities has any registration rights with respect to the securities held by them. We shall not file any other registration statement for any of our securities until such time as the Registration Statement has been filed and declared effective; provided, however, we may, subject to stockholder approval, establish an equity performance or stock option plan for the benefit of our employees and directors for up to 5% of the outstanding shares of our Common Stock and file a registration statement to register such shares on Form S-8 or a comparable form for such purpose.

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 5, 2007, Hubei Tongji Benda Ebei Pharmaceutical Co., Ltd., a Sino-Foreign Equity Joint Venture company incorporated under the laws of the PRC (“Benda Ebei”), of which Ever Leader Holdings Limited, a company incorporated under the laws of Hong Kong SAR ("Ever Leader") and a wholly owned subsidiary of Benda Pharmaceutical, Inc. (the “Company”), owns 95% of the outstanding common stock, has entered into Equity Transfer Agreements with certain shareholders of Shenzhen SiBiono Gene Technology Co., Ltd. (“SiBiono”), a corporation established and validly existing under the law of the PRC, to purchase a total of approximately 57.57% of the shares of SiBiono’s common stock for total consideration of RMB60,000,000 due and payable on or before April 30, 2007.

In connection with the Equity Transfer Agreements, we entered into a Financial Consultancy Agreement with Super Pioneer International Limited (“Super Pioneer”) for financial consultancy services rendered by Super Pioneer. Pursuant to the Financial Consultancy Agreement, we agreed to issue 2,100,000 shares of our common stock to Super Pioneer within three months from the date of the agreement. Super Pioneer agreed to lock up the shares for a period of twelve months from the date of the issuance of the shares (the “Lock-up Period”). Within three months from the Lock-up Period, in the event that the public trading price of our shares did not reach $3.6 per share and we are not listed in the capital market of NASDAQ or AMEX, Super Pioneer shall have the option to require us to redeem 1,960,000 shares of the stock owned by Super Pioneer at a price of $3.6 per share. Such option shall expire within one month from the last date of the three month period.

On June 11, 2007, Benda Ebei entered into Equity Transfer Agreements with Yaojin Wang and Huimin Zhang, shareholders of SiBiono, for the purchase of an additional 2.56% of the shares of SiBiono’s common stock for total consideration of RMB2,560,000 due and payable on or before June 30, 2007. Accordingly, Benda Ebei holds a total of 60.13% of the shares of SiBiono’s common stock.

In connection with the Equity Transfer Agreements, we entered into Technical Consultancy Agreements with Yaojin Wang and Huimin Zhang for technical consultancy services rendered by Yaojin Wang and Huimin Zhang. Pursuant to the Technical Consultancy Agreements, we agreed to issue 33,585 shares of our common stock to Yaojin Wang and 55,975 shares of our common stock to Huimin Zhang within three months from the date of the agreement. Yaojin Wang and Huimin Zhang agreed to lock up their shares for a period of twelve months from the date of the issuance of the shares (the “Lock-up Period”). Within three months from the Lock-up Period, in the event that the public trading price of our shares did not reach $3.6 per share and we are not listed in the capital market of NASDAQ or AMEX, Yaojin Wang and Huimin Zhang shall have the option to require us to redeem the shares of the stock owned by Yaojin Wang and Huimin Zhang at a price of $3.6 per share. Such option shall expire within one month from the last date of the three month period.

Business of SiBiono

Shenzhen SiBiono GeneTech Co., Ltd. (hereinafter referred to as SiBiono) is a gene therapy company dedicated to the development, manufacturing and commercialization of gene therapy products. The Company was founded in early 1998 and is located in Shenzhen Hi-Tech Industrial Park, Shenzhen, China. As a pioneer in gene therapy in China, SiBiono’s mission is to develop innovative gene therapy products for the improvement of human health and life quality. The Company has developed two core technology platforms: Viral Vector Gene Delivery System and Non-Viral Vector Gene Delivery System focusing on development of gene therapy product for cancer and cardiovascular diseases.

On October 16, 2003, SiBiono successfully obtained a New Drug License from the State Food & Drug Administration of China (SFDA), and then, in April 2004, SiBiono obtained “Manufacture Certificate” and “Certificate of GMP for Pharmaceutical Product”, so far being fully qualified for the market launch of Recombinant Human Ad-p53 Injection, trademarked as Gendicine® in China. Gendicine® is the first ever commercialized gene therapy product approved in the world by a government agency. Gendicine is recognized by the world’s first class journals as a major milestone in the field of gene research and biotechnology and is expect to make important contribution to mankind’s endeavor for improving human health.

SiBiono has established the validated GMP manufacturing plant for the production of gene therapy drugs. A complete set of quality-control assays and large-scale production processes were implemented in SiBiono in accordance with international regulations and standards for consistent manufacture of high quality gene therapy products. Based on SiBiono’s QC procedures and standards, the SFDA constituted and issued the national technological guideline - “Points to Consider for Human Gene Therapy and Product Quality Control” in May 2004. This document was also published in the magazine of Biopharm International for reference and peer review.

SiBiono has undertaken a number of national and provincial research and development projects, including biotechnology projects of “National 863 Plan”, projects of “National 973 Plan”, key research project of “National Tenth Five-Year-Plan”, projects funded by “National Innovation Fund”, projects of “National Key Scientific Development Plan”, National Hi-tech Industrialization Projects, Key Platform Technology Development Projects in Guangdong Province, as well as Hi-Tech Industrialization Projects of Shenzhen Municipality.

The Company has 60.19 million RMB as its registered capital and currently has about 80 full-time employees.

Milestones of Company

Since its establishment in March of 1998, SiBiono has evolved from a small start-up company to an internationally recognized gene therapy company with its successful launch of the world’s first approved gene therapy product “Gendicine”. The Company has achieved the following major milestones in the past (Table 1):

Table 1. Milestones of SiBiono’s Development

Time	Events
October 2006
SiBiono was awarded with “Global Entrepolis @ Singapore” Innovation Award. The GES Award, honoring the “Technopreneur of the Year” in the Asia-Pacific region, was presented by the President of Singapore, SR Nathan at the Opening Ceremony of Global Entrepolis@Singapore 2006. A record-breaking 224 entries from applicants in 14 countries and territories in the Asia-Pacific region submitted the application for competition.

Wall Street Journal Asia presented the story of SiBiono in 2 separate issues.

December 2005
Dr. Zhaohui Peng was awarded a Special Recognition Award by ISCGT (International Society for Cell and Gene Therapy of Cancer) in recognition for SiBiono GeneTech, Co., Ltd.'s great contribution to the gene therapy field.

June 2005
Recombinant Human Ad-p53 Injection (Gendicine) was granted the “State Key-New product Certificate” issued jointly by the Ministry of Science and Technology, the Ministry of Commerce, the General Administration of Quality Supervision, Inspection and Quarantine and the State Environmental Protection Administration of the People’s Republic of China.

April 2004	Gendicine was launched into market

March 2004	SiBiono’s Gendicine manufacturing facility is granted with “Certificate of GMP for Pharmaceutical Product” by SFDA.

January 20, 2004	SiBiono was granted “Manufacture Certificate” for Gendicine by the SFDA

October 16, 2003	Gendicine was granted “New Drug License” by the SFDA, and became the first gene therapy product ever approved by a government agency in the world.

September 2003	Mr. Zeng Qinghong, Vice President of P.R.China, visited SiBiono GeneTech and gave the Chinese Brand name (今又生) for Gendicine.

September 2003	Completion of the clinical trials, defense and assessment of “recombinant human p53 adenoviral injection” product

July 2003	Corporate restructuring was finished, the registration capital increased to be 48.19 million RMB

November 2002	SiBiono was granted the Pharmaceutical Manufacture Permission by the Guangdong Drug Administration.

September 1998	SiBiono obtained SFDA’s permission to initiate Gendicine clinical trials.

March 1998	Shenzhen SiBiono GeneTech Co., Ltd. was established.

Dr. Zhaohui Peng is the founder and Chairman of SiBiono. He graduated from a famous medical university in China, served as director of a research institute at the South Medical University in Guangzhou and as a visiting professor at both the University of Chiba in Japan and the University of California. He also conducted research at two US biotech companies. Dr. Peng has devoted more than fifteen years to gene therapy research, development and commercialization. He led the research, development, industrialization and commercialization of Gendicine. He is also the main inventor of all patents in SiBiono.

Attribute to his great contribution to the gene therapy field by developing and launching the world's first gene medicine product - Gendicine®, Dr. Peng was honored with the “Gene Therapy Achievement Award” at the 2005 ISCGT Annual Conference in December 2005, the person of cover story on Forbes (Chinese Edition) entitled with the “Technology Pioneer in China” in October 2006, the “Certificate of Recognition” for outstanding achievement and innovative contribution to bioscience research and development by California State Assembly in November 2006, and the nominee of “CCTV 2006 People of the Year in China’s Economy” in November 2006.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS OF SHENZHEN SIBIONO GENETECH CO., LTD.

The following discussion should be read in conjunction with the financial statements and attached notes thereto, which are included in as Exhibits to this Form 8K, and the other financial information included elsewhere in this Form 8K. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of any number of factors.

Results of Operations

Quarter ended March 31, 2007 Compared to Quarter ended March 31, 2005

The following tables set forth key components of our results of operations for the periods indicated for Shenzhen SiBiono Gene Tech. Co., Ltd.

	QUARTER ENDED MARCH 31,
	2007	2006
	(UNAUDITED)	(UNAUDITED)
Revenue	$650,674	$343,454
Cost of Goods Sold	(41,251)	(32,717)
Gross Profit	609,423	310,737

Selling Expenses	(224,823)	(98,703)

General and administrative	(275,804)	(207,416)
Research and development	(144,541)	(181,130)
Total operating expenses	(645,168)	(487,249)
Operating Income	(35,745)	(176,512)

Loss on disposal of assets	-	-
Interest income / (expenses)	(66,083)	(58,862)
Other income (expenses)	1,790	(27)
Government Subisdies / Grants	-	186,420
Income before minority interest and income taxes	(100,038)	(48,981)
Income taxes	-	-
Minority interest	-	-
Net Income	$(100,038)	$(48,981)

Net Revenue:

The Company is a gene therapy company dedicated to the development, manufacturing and commercialization of gene therapy products. During the reporting period as of March 31, 2007 and 2006, only one product, Gendicine was produced and sold in the PRC. Net revenue increased $307,220, or 89%, from $343,454 in the quarter ended March 31, 2006 to $650,674 in the quarter ended March 31, 2007. The major reasons of the changes were as follows:

1.	The vials of Gendicine sold increased by 301 units or 19% from 1,568 in the quarter ended March 31, 2006 to 1,869 in the quarter ended March 31, 2007.

2.	The average unit selling price of Gendicine increased by $129, or 58% from $219 in the quarter ended March 31, 2006 to $348 in the quarter ended March 31, 2007. This is primarily due to the fact that our product start to be well known and accepted by the market.

Cost of Revenue

Cost of revenue increased $8,534, or 26% from $32,717 in the quarter ended March 31, 2006 to $41,251 in the quarter ended March 31, 2007. This was primarily because of the increase of the net revenue in the first quarter of 2007. Since the dramatic growth in net revenue was mainly due to the higher selling price, the cost of revenue was almost remained at the same level during the two reporting periods.

Gross Profit

Gross Profit increased $298,686, or 96% from $310,737 in the quarter ended March 31, 2006 to $609,423 in the quarter ended March 31, 2007 mainly due to the increase in net revenue. There was a slight difference of gross profit margin for the reporting years, and they were 93% and 90%, respectively.

Selling Expenses:

Selling expenses increased $126,120, or 128% from $98,703 in the quarter ended March 31, 2006 to $224,823 in the quarter ended March 31, 2007. This was primarily due to promotion campaigns were carried out in the quarter ended March 31, 2007.

General and Administrative Expenses:

General and administrative expenses increased $68,388 or 33% from $207,416 in the quarter ended March 31, 2006 to $275,804 in the quarter ended March 31, 2007. The increases of these expenses were primarily due to the increase of salaries and wages by $26,771, and consulting expenses by $36,261.

Research and Development Expenses:

Research and development expenses decreased $36,589 or 20% from $181,130 in the quarter ended March 31, 2006 to $144,541 in the quarter ended March 31, 2007. Since the company is principally engaged in gene therapy which is a new and modern medical treatment for cancer and cardiovascular diseases, therefore during the reporting periods as of quarter ended March 31, 2007 and 2006, $181,130 and $144,541 respectively spent for and research and development activities.

Income from Operations:

Operating loss decreased $140,767 or 80% from negative $176,512 in the quarter ended March 31, 2006 to negative $35,745 in the quarter ended March 31, 2007, which was mainly due to the dramatic increase in net revenue and decrease in the expenditure for research and development activities.

Interests Expenses:

Interest expenses increased $7,221, or 12% from $58,862 in the quarter ended March 31, 2006 to $66,803 in the quarter ended March 31, 2007. The slightly difference was primarily due to the timing difference of the payment of bank loan interest.

Government Subsidies / Grants:

As of the quarter ended March 31, 2006, the company received subsidies from government with an amount of Rmb1,500,000 or $186,420 as the compensation for the interest expense incurred on bank loan.

Income Taxes:

According to the taxation regulations of Shenzhen, a Special Economic District of PRC, the company is subject to the full income tax rate of 15% on taxable income. The net losses for the previous year can be carried forward for a maximum period of five years. If the company is approved and recognized as high-tech company, the company can enjoy three years of 50% of full tax rate with an extension for the coming next three years.

There was no provision for income taxes made for the quarter ended March 31, 2007 and 2006 as the company did not have reportable taxable income for the period.

Net Income:

Net losses was $100,038 in the quarter ended March 31, 2007, compared to net losses of $48,981 in the quarter ended March 31, 2006, an increase of loss of $51,057, or 104%. This was mainly due to the fact that a government subsidies which amounted to $186,420 was received in the quarter ended March 31, 2006.

LIQUIDITY AND CAPITAL RESOURCES

Net cash provided by operating activities was $142,164 in the quarter ended March 31, 2007, compared to $150,633 in the quarter ended March 31, 2006, a decrease of $8,469, or 5%. This was primarily due to a government subsidies, $186,420 was received as other income in the quarter ended March 31, 2006, as to compensate the interest expenses incurred for the company’s bank loan. Furthermore, an increase in working capital needs resulting from increase in inventories by $123,514; increase in account receivable by $256,524 and offset by an increase in account payable and accrued liabilities and other payable by $547,667.

Net cash used in investing activities was $23,668 in the quarter ended March 31, 2007 compared to $114,829 in the quarter ended March 31, 2006, a decrease of $91,161, or 79%. This was mainly due to the Company’s reduced purchase of property and equipment and payment for construction in progress in the period ended March 31, 2007.

Net cash provided by financing activities was $53,637 in the quarter ended March 31, 2006 compared to net cash used $218,504 in the quarter ended March 31, 2007, a decrease of $272,141, or 507%. This was primarily due to (i) a long term debt $62,410 was obtained in the quarter ended March 31, 2006 from the government technology agencies year; and (ii) a repayment of bank loan was incurred in the quarter ended March 31, 2007 which amounted to $161,217.

Year ended December 31, 2006 Compared to Year ended December 31, 2005

The following tables set forth key components of our results of operations for the periods indicated for Shenzhen SiBiono Gene Tech. Co., Ltd.

	YEAR ENDED DECEMBER 31,
	2006	2005
Revenue	$1,564,296	$945,928
Cost of Goods Sold	(165,636)	(74,965)
Gross Profit	1,398,660	870,963

Selling Expenses	(427,643)	(662,327)

General and administrative	(993,782)	(1,134,234)
Research and development	(692,374)	(686,038)
Total operating expenses	(2,113,799)	(2,482,599)
Operating Income	(715,139)	(1,611,636)

Loss on disposal of assets	(964)	-
Interest income / (expenses)	(251,408)	(167,747)
Other income (expenses)	(19,091)	-
Government Subisdies / Grants	188,355	244,440

Income before minority interest and income taxes	(798,247)	(1,534,943)
Income taxes	-	-
Minority interest	-	-

Net Income	$(798,247)	$(1,534,943)

Net Revenue:

The Company is a gene therapy company dedicated to the development, manufacturing and commercialization of gene therapy products. During the reporting period as of December 31, 2006 and 2005, only one product, Gendicine was produced and sold in the PRC. Net revenue increased $618,368, or 65%, from $945,928 in the year ended December 31, 2005 to $1,564,296 in the year ended December 31, 2006. The major reasons of the changes were as follows:

1.	The company started to promote its product, Genedicine from the year of 2005 and it took time to educate its clients to adopt this new gene therapy.

2.
Furthermore, the company promoted its product by using sales discount, approximately 25%, in the year of 2006. In the year of 2005, the average selling price was approximately $252 per vial; however in the year of 2006, the average selling price was approximately $189 per vial.

Cost of Revenue

Cost of revenue increased $90,671, or 121% from $74,965 in the year ended December 31, 2005 to $165,636 in the year ended December 31, 2006. This was primarily because of the increase of the net revenue in the year of 2006.

Gross Profit

Gross Profit increased $527,697, or 61% from $870,963 in the year ended December 31, 2005 to $1,398,660 in the year ended December 31, 2006 mainly due to the increase in net revenue. While there was a slight difference of gross profit margin for the reporting years, and they were 92% and 89% respectively. This was primarily because of the changes in the cost of raw materials.

Selling Expenses:

Selling expenses decreased $234,684, or 35% from $662,327 in the year ended December 31, 2005 to $427,643 in the year ended December 31, 2006. This was primarily due to restructuring of the sales department in order to enhance its cost effectiveness.

General and Administrative Expenses:

General and administrative expenses decreased $140,452 or 12% from $1,134,234 in the year ended December 31, 2005 to $993,782 in the year ended December 31, 2006. The decreases of these expenses were primarily due to restructuring the general and administration activities and carried out a tight control for those expenses in order to enhance its cost effectiveness.

Research and Development Expenses:

Research and development expenses increased $6,336 or 1% from $686,038 in the year ended December 31, 2005 to $692,374 in the year ended December 31, 2006. Since the company is a gene therapy company dedicated to the development, manufacturing and commercialization of gene therapy products, a large amount had been spent on it for the reporting periods.

Income from Operations:

Operating loss decreased $896,497 or 56% from negative $1,611,636 in the year ended December 31, 2005 to negative $715,139 in the year ended December 31, 2006, which was mainly due to the increase in net revenue and decreased in selling expenses and general and administrative expenses during the reporting periods.

Interests Expenses:

Interest expenses increased $83,661, or 50% from $167,747 in the year ended December 31, 2005 to $251,408 in the year ended December 31, 2006. This was primarily due to the fact the bank loan payable was effective from April 30, 2005 with maturity in 3 years. Therefore, in the year of 2005, only eights months interest expenses were accounted for.

Government Subsidies / Grants:

According to the technology fund agreement (also see the Note to Financial Statements, Note 11-d), the various government technology agencies will examine the results of research and development according to the status of the projects. Once the examination is taken place, the obligations of a particular debt payable is discharged accordingly.

According to US GAAP, once the obligation of a particular debt payable is discharged, the amount of this particular debt payable should be treated as government subsidies / grants. During the reporting period for the year ended December 31, 2006 and 2005, nil and an amount Rmb2,000,000 or $244,440 was recognized as government subsidies / grants, respectively.

During the year of 2006, the company received subsidies from government with an amount Rmb1,500,000 (or $188,355) as the compensation for the interest expense that incurred for bank loan.

Income Taxes:

According to the taxation regulations of Shenzhen, a Special Economic District of PRC, the company is subject to the full income tax rate of 15% on taxable income. The net losses for the previous year can be carried forward for the maximum period of five years. If the company is approved and recognized as high-tech company, the company can enjoy three years of 50% of the full tax rate with an extension for the coming next three years.

There was no provision for income taxes made for the year ended December 31, 2006 and 2005 as the company did not have reportable taxable income for the period.

Net Income:

Net losses was $789,247 in the year ended December 31, 2006, compared to net losses $1,534,943 in the year ended December 31, 2005, a decrease of $745,696, or 48%, was mainly due to the increase of net revenue and the decrease of the selling, general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

Net cash provided by operating activities was negative $949,326 in the year ended December 31, 2006, compared to negative $554,267 in the year ended December 31, 2005, an increase of $395,059, or 71%. This was primarily due to an increase in working capital needs resulting from increase in inventories by $229,702; increase in prepaid expenses and deposits by $246,881 and decreases in account payable and accrued liabilities and offset by an increases in other payable by approximately, net $332,889.

Net cash used in investing activities was $156,886 in the year ended December 31, 2007 compared to $4,586,846 in the year ended December 31, 2005, a decrease of $4,429,960, or 97%. This was mainly due to the Company’s purchase of property and equipment and payment for construction in progress were mainly incurred in the year of 2005.

Net cash provided by financing activities was $1,567,716 in the year ended December 31, 2006 compared to $3,511,719 in the year ended December 31, 2005, a decrease of $1,944,003, or 55%. This was primarily due to (i) a bank loan was obtained in the year of 2005 with an amount of $2,509,134; and (ii) a proceeds of additional paid in capital was obtained in the year of 2006 with an amount of $1,506,840.

Year ended December 31, 2005 Compared to Year ended December 31, 2004

The following tables set forth key components of our results of operations for the periods indicated for Shenzhen SiBiono Gene Tech. Co., Ltd.

	YEAR ENDED DECEMBER 31,
	2005	2004
Revenue	$945,928	$1,184,162
Cost of Goods Sold	(74,965)	(99,310)
Gross Profit	870,963	1,084,852

Selling Expenses	(662,327)	(348,883)

General and administrative	(1,134,234)	(826,743)
Research and development	(686,038)	(3,059,912)
Total operating expenses	(2,482,599)	(4,235,538)
Operating Income	(1,611,636)	(3,150,686)

Loss on disposal of assets	-	-
Interest income / (expenses)	(167,747)	(137,582)
Other income (expenses)	-	-
Government Subisdies / Grants	244,440	-

Income before minority interest and income taxes	(1,534,943)	(3,288,268)
Income taxes	-	-
Minority interest	-	-

Net Income	$(1,534,943)	$(3,288,268)

Net Revenue:

The Company is a gene therapy company dedicated to the development, manufacturing and commercialization of gene therapy products. Net revenue decreased $238,234, or 20%, from $1,184,162 in the year ended December 31, 2004 to $945,928 in the year ended December 31, 2005. The major reason of the change was due to the fact that the selling and marketing activities that performed in the year of 2005 did not reach the expectation even though the company spent a lot of efforts in the selling expenses.

Cost of Revenue

Cost of revenue decreased $24,345, or 25% from $99,310 in the year ended December 31, 2004 to $74,965 in the year ended December 31, 2005. This was primarily because of the decrease of the net revenue in the year of 2005.

Gross Profit

Gross Profit decreased $213,889, or 20% from $1,084,852 in the year ended December 31, 2004 to $870,963 in the year ended December 2005 mainly due to the decrease in net revenue. However, the gross profit margins for two years were remained that same at approximately 92%.

Selling Expenses:

Selling expenses increased $313,444, or 90% from $348,883 in the year ended December 31, 2004 to $662,327 in the year ended December 31, 2005. This was primarily due to the company planned promotion and marketing of its product nationwide in the year of 2005.

General and Administrative Expenses:

General and administrative expenses increased $307,491 or 37% from $826,743 in the year ended December 31, 2004 to $1,134,234 in the year ended December 31, 2005. The increase of these expenses was primarily due to increased general and administration and corporate activities so as to promote and maintain good relationships with the company’s clients.

Research and Development Expenses:

Research and development expenses decreased $2,373,874 or 78% from $3,059,912 in the year ended December 31, 2004 to $686,038 in the year ended December 31, 2005. Since the company is a gene therapy company dedicated to the development, manufacturing and commercialization of gene therapy products, a large amount had been incurred prior to the year 2004 and those amounts were expensed immediately in 2004 according to the US GAAP.

Income from Operations:

Operating loss decreased $1,539,050 or 49% from negative $3,150,686 in the year ended December 31, 2004 to negative $1,611,636 in the year ended 31, 2005, which was mainly due to a large amount of research and development expenditures had been incurred prior to the year 2004 and the amount was expensed according to the US GAAP in the year of 2004.

Interests Expenses:

Interest expenses increased $30,165, or 22% from $137,582 in the year ended December 31, 2004 to $167,747 in the year ended December 31, 2005. This was primarily due to an additional bank loan was obtained and effective from April 30, 2005 with maturity in 3 years. Therefore, in the year of 2005, an extra eights months interest expenses were accounted for.

Government Subsidies / Grants:

According to the technology fund agreement (also see the Note to Financial Statement, Note 11-d), the various government technology agencies will examine the results of research and development according to the status of the projects. Once the examination is taken place, the obligations of a particular debt payable is discharged accordingly.

According to US GAAP, once the obligation of a particular debt payable is discharged, the amount of this particular debt payable should be treated as government subsidies / grants. During the reporting period for the year ended December 31, 2004 and 2005, nil and an amount Rmb2,000,000 or $244,440 was recognized as government subsidies / grants, respectively.

Income Taxes:

According to the taxation regulations of Shenzhen, a Special Economic District of PRC, the company is subject to the full income tax rate of 15% on taxable income. The net losses for the previous year can be carried forward for the maximum period of five years. If the company is approved and recognized as high-tech company, the company can enjoy three years of 50% of the full tax rate with an extension for the coming next three years.

There was no provision for income taxes made for the year ended December 31, 2006 and 2004 as the company did not have reportable taxable income for the period.

Net Income:

Net losses was $1,534,943 in the year ended December 31, 2005, compared to net losses $3,288,268 in the year ended December 31, 2004, an decrease of $1,753,325, or 53%, was mainly due to a large amount of research and development expenditures had been incurred prior to the year 2004 and the amount was expensed according to the US GAAP in the year of 2004.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Investment Agreement, on April 5, 2007, we issued to the Buyers a total of 252 Units for $7,560,000 with each Unit consisting of (1) a convertible promissory note (the “Note”) in the principal amount of Thirty Thousand Dollars ($30,000) which shall be convertible into 54,087 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), and (ii) a warrant (a “Warrant”) to acquire 54,087 shares of Common Stock at an exercise price of $0.555 per share. Such securities were not registered under the Securities Act of 1933. The issuance of these securities was exempt from registration under Regulation D and Section 4(2) of the Securities Act. We made this determination based on the representations of Buyers, which included, in pertinent part, that such shareholders were either (a) "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a "U.S. person" as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that Benda understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 9.01 Financial Statement and Exhibits.

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The Audited Consolidated Financial Statements of Shenzhen SiBiono Gene Technology Co., Ltd. as of December 31, 2006 and 2005 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)  PRO FORMA FINANCIAL INFORMATION.

The following pro forma financial information is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference:

1.	The Unaudited Pro Forma Condensed Combined Balance Sheet of Benda Pharmaceutical, Inc. and Shenzhen SiBiono Gene Technology Co., Ltd as of March 31, 2007

2.	The Unaudited Pro Forma Condensed Combined Statements of Operations of Benda Pharmaceutical, Inc. and Shenzhen SiBiono Gene Technology Co., Ltd as of March 31, 2007

(d)  EXHIBITS

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Form Investment Agreement between the Company and Buyers (1)

10.2	Form Convertible Promissory Note issued to Buyers (1)

10.3	Form Warrant issued to Buyers (1)

10.4	Form Registration Rights Agreement between the Company and Buyers (1)

10.5	Equity Transfer Agreement with Shenzhen Yuanzheng Investment Development Co., Ltd (1)

10.6	Financial Consultancy Agreement (1)

10.7	Equity Transfer Agreement with Shenzhen Yuanxing Gene City Development Co., Ltd. (1)

10.8	Modification and Amendment Agreement dated April 5, 2007 (1)

10.9	Technical Consultancy Agreement with Huimin Zhang

10.10	Equity Transfer Agreement with Huimin Zhang

10.11	Technical Consultancy Agreement with Yaojin Wang

10.12	Equity Transfer Agreement with Yaojin Wang

99.1	Financial Statements for the Years Ended December 31, 2006 and 2005

99.2	Pro Forma Financial Information

(1)	Incorporated by reference to the Company's Current Report on Form 8-K dated April 5, 2007 and filed on April 6, 2007 (SEC File No. 000-16397).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BENDA PHARMACEUTICAL, INC.

Date: June 15, 2007	By:	/s/ Yiqing Wan
Yiqing Wan President